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                                                                     Exhibit 4.3

                            PRIDE INTERNATIONAL INC.

                    $500,000,000 7 3/8% Senior Notes due 2014

                          REGISTRATION RIGHTS AGREEMENT

                                                                    July 7, 2004

CITIGROUP GLOBAL MARKETS INC.
BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.
NATEXIS BLEICHROEDER INC.
BNP PARIBAS SECURITIES CORP.
CALYON SECURITIES (USA) INC.
As Representatives of the Initial Purchasers

c/o CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  Pride International, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers") for whom you are acting as representatives, upon the terms set forth in a purchase agreement dated June 22, 2004 (the "Purchase Agreement"), $500,000,000 aggregate principal amount of its 7 3/8% Senior Notes due 2014 (the "Securities") relating to the initial placement of the Securities (the Initial Placement"). To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition of your obligations thereunder, the Company agrees with you for your benefit and the benefit of the other holders from time to time of the Securities (including the Initial Purchasers) or the New Securities, as follows:

                  1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Affiliate" of any specified Person shall mean any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether

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by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  "Broker-Dealer" shall mean any broker or dealer registered as such under the Exchange Act.

                  "Business Day" shall have the meaning specified therefor in the Indenture.

                  "Commission" shall mean the United States Securities and Exchange Commission.

                  "DTC" shall mean The Depository Trust Company.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Exchange Offer Registration Period" shall mean the lesser of
(i) the 180-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement, and
(ii) the period commencing on the consummation of the Registered Exchange Offer and ending on the date on which all Exchanging Dealers, if any, have sold all New Securities held by them.

                  "Exchange Offer Registration Statement" shall mean a registration statement of the Company on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Exchanging Dealer" shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange for New Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company or any of its Affiliates).

                  "Holder" shall mean (i) any holder of Securities (including the Initial Purchasers), (ii) any holder of New Securities referred to in
Section 2(f) hereof that is also an Initial Purchaser and (iii) any Exchanging Dealer during the Exchange Offer Registration Period that holds New Securities covered by the Exchange Offer Registration Statement.

                  "Indenture" shall mean the Indenture, dated as of July 1, 2004, between the Company and JPMorgan Chase Bank, as trustee, as supplemented by the First Supplemental Indenture dated as of the date hereof relating to the Securities, and as the same may be amended from time to time in accordance with the terms thereof.

                  "Initial Placement" shall have the meaning set forth in the preamble hereto.

                  "Initial Purchasers" shall have the meaning set forth in the preamble hereto.

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                  "Issue Date" shall have the meaning specified in the
Indenture.

                  "Losses" shall have the meaning set forth in Section 7(d) hereof.

                  "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Securities and New Securities registered under a Registration Statement.

                  "Managing Underwriters" shall mean the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

                  "New Securities" shall mean debt securities of the Company with terms identical in all material respects to the Securities (except that the interest rate step-up provisions and the transfer restrictions under the Act shall be eliminated for all such debt securities other than those referred to in
Section 2(f) hereof) and to be issued under the Indenture.

                  "Person" shall have the meaning specified in the Indenture.

                  "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the New Securities covered by such Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

                  "Purchase Agreement" shall have the meaning set forth in the preamble hereto.

                  "Registered Exchange Offer" shall mean the proposed offer of the Company to issue and deliver to the Holders of the Securities that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the New Securities.

                  "Registration Default" shall have the meaning set forth in
Section 4 hereof.

                  "Registration Statement" shall mean any Exchange Offer Registration Statement or Shelf Registration Statement.

                  "Second Notice" shall have the meaning set forth in Section 5(k) hereof.

                  "Securities" shall have the meaning set forth in the preamble hereto.

                  "Shelf Filing Date" shall have the meaning set forth in
Section 3(b)(i) hereof.

                  "Shelf Registration" shall mean a registration effected pursuant to Section 3 hereof.

                  "Shelf Registration Period" has the meaning set forth in
Section 3(b) hereof.

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                  "Shelf Registration Statement" shall mean a "shelf"
registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or New Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Staff" shall mean the staff of the Commission.

                  "Suspension Notice" shall have the meaning set forth in
Section 5(k) hereof.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Trustee" shall mean the trustee with respect to the Securities and the New Securities under the Indenture.

                  "underwriter" shall mean any underwriter of Securities or New Securities in connection with an offering thereof under a Shelf Registration Statement.

                  2. Registered Exchange Offer. Except as set forth in Section 3, (a) the Company shall prepare and, not later than 90 days following the date of the original issuance of the Securities (or if such 90th day is not a Business Day, the next succeeding Business Day), shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Act within 180 days of the date of the original issuance of the Securities (or if such 180th day is not a Business Day, the next succeeding Business Day).

                  (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for New Securities (assuming that such Holder makes the representations to the Company set forth in clauses
(i)-(vii) of Section 2(e) below) to trade such New Securities from and after their receipt without any limitations or restrictions under the Act (subject to the exceptions set forth in clauses (iii) and (v) of Section 2(e) in relation to Holders that are Affiliates of the Company and Exchanging Dealers, respectively) and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

                  (c) In connection with the Registered Exchange Offer, the Company shall:

                           (i) mail or otherwise distribute to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                           (ii) keep the Registered Exchange Offer open for not less than 20 Business Days and use its reasonable best efforts to cause the Registered Exchange Offer

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         to be completed within 45 days after the Commission declares the
         Exchange Offer Registration Statement effective (or, in each case, longer if required by applicable law);

                           (iii) use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required, under the Act until the consummation of the Registered Exchange Offer and thereafter during the Exchange Offer Registration Period to ensure that it is available for sales of New Securities by Exchanging Dealers;

                           (iv)     permit Holders to withdraw tendered
         Securities at any time prior to the close of the Registered Exchange Offer;

                           (v) prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission
         (A) stating that the Company is conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991); and (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the New Securities to be received in the Registered Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Registered Exchange Offer is acquiring the New Securities in the ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Securities; and

                           (vi) comply in all material respects with all applicable laws relating to the Registered Exchange Offer.

                  (d) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

                           (i) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer in accordance with the terms of the Registered Exchange Offer, the Exchange Offer Registration Statement and the letter of transmittal; and

                           (ii) cause the Trustee promptly to authenticate a global certificate representing New Securities exchanged for Securities and cause the depositary for the Registered Exchange Offer to deliver, through the facilities of DTC, to each Holder of Securities a principal amount of New Securities equal to the principal amount of the Securities of such Holder so accepted for exchange.

                  (e) Each Holder hereby acknowledges and agrees that any Affiliate of the Company, any Broker-Dealer and any other Holder using the Registered Exchange Offer to participate in a distribution of the New Securities
(x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991) and Exxon Capital Holdings Corporation (pub. avail. May 13,
1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus

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delivery requirements of the Act in connection with any secondary resale transaction and must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of New Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company or one of its Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that, at the time of the consummation of the Registered Exchange Offer:

                           (i) any New Securities received by such Holder will be acquired in the ordinary course of its business;

                           (ii)     such Holder has no arrangement or
         understanding with any Person to participate in the distribution of the Securities or the New Securities within the meaning of the Act;

                           (iii) such Holder is not an Affiliate of the Company or, if it is an Affiliate of the Company, it will comply with the registration and prospectus delivery requirements of the Act to the extent applicable;

                           (iv) if such Holder is not a Broker-Dealer, it is not engaged in, and does not intend to engage in, the distribution of the New Securities within the meaning of the Act;

                           (v) if such Holder is an Exchanging Dealer, it will deliver a prospectus in connection with any resale of the New Securities;

                           (vi) if such Holder is a Broker-Dealer, it did not purchase from the Company the Securities to be exchanged for New Securities in the Registered Exchange Offer; and

                           (vii) such Holder is not acting on behalf of any Person who could not truthfully make the foregoing representations.

                  (f) If any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of such Initial Purchaser made within 90 days after the consummation of the Registered Exchange Offer, the Company shall issue and deliver to such Initial Purchaser or the Person purchasing New Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Securities, a like principal amount of New Securities. The Company shall request the CUSIP Service Bureau to issue the same CUSIP number for such New Securities as for New Securities issued pursuant to the Registered Exchange Offer.

                  (g) If, following the date hereof there is announced a change in Commission policy with respect to exchange offers such as the Registered Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Registered Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company

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to consummate the Registered Exchange Offer of Securities for New Securities,
unless the Company makes a good faith determination based on the advice of counsel that such a request would be denied in light of publicly available no-action letters, in which case the Company shall proceed to file a Shelf Registration Statement pursuant to the provisions of Section 3 hereof.

                  3. Shelf Registration. (a) If (i) notwithstanding the efforts contemplated in Section 2(g), due to any change in applicable law or interpretations thereof by the Staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) for any other reason the Registered Exchange Offer is not consummated within 225 days of the date hereof; (iii) any Initial Purchaser so requests, within the 90-day period specified in Section 2(f) above, with respect to Securities that are not eligible to be exchanged for New Securities in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer; (iv) any Holder (other than an Initial Purchaser or an Affiliate of the Company) is not eligible to participate in the Registered Exchange Offer because of any applicable laws or interpretations thereof by the Staff; or (v) in the case of any Initial Purchaser that participates in the Registered Exchange Offer or acquires New Securities pursuant to Section 2(f) hereof, such Initial Purchaser does not receive freely tradable New Securities in exchange for Securities constituting any portion of an unsold allotment (it being understood that (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Act in connection with sales of New Securities acquired in exchange for such Securities shall result in such New Securities being not "freely tradable" and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of New Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market-making activities or other trading activities shall not result in such New Securities being not "freely tradable"), the Company shall effect a Shelf Registration Statement in accordance with subsection (b) below. In the case of clause (ii) of this Section 3(a), if the Registered Exchange Offer is consummated, the Company may terminate any Shelf Registration Statement then in effect, without penalty, at any time.

                           (b) (i) The Company shall use its reasonable best efforts to file a Shelf Registration Statement relating to the offer and sale of the Securities or the New Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution set forth in such Shelf Registration Statement with the Commission on or before the later of (A) 60 days after so required or requested pursuant to this Section 3, and (B) 90 days after the date hereof (or, if such 60th or 90th day, as applicable, is not a Business Day, the next succeeding Business Day), such later date being referred to herein as the "Self Filing Date;" and thereafter the Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Act on or before 90 days after the Shelf Filing Date (or, if such 90th day is not a Business Day, the next succeeding Business Day; provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further, that with respect to New Securities received by an Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Company may, if permitted by current interpretations by the Staff, file a post-effective amendment to the

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         Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of its obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

                           (ii) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Securities or New Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or may be sold pursuant to Rule 144(k) under the Act (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if the Company voluntarily takes any action that would result in Holders of securities covered thereby not being able to offer and sell such securities during that period, unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets or other material corporate transaction or event, so long as the Company complies with the requirements of Section 5(k) hereof, if applicable.

                           (iii)     The Company shall cause the Shelf
         Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  4. Additional Interest.

                  (a) In the event that (i) the Company has not filed the Exchange Offer Registration Statement or the Shelf Registration Statement with the Commission on or before the date on which such Registration Statement is required to be so filed pursuant to Section 2(a) and Section 3(b), respectively, or (ii) such Exchange Offer Registration Statement or Shelf Registration Statement has not been declared effective by the Commission under the Act on or before the date on which such Registration Statement is required to be declared effective under the Act pursuant to Section 2(a) or Section 3(b), respectively, or (iii) the Registered Exchange Offer has not been consummated on or prior to the date for completion specified in Sections 2(a) and 2(c)(ii), or (iv) the Exchange Offer Registration Statement or Shelf Registration Statement required by Section 2(a) or Section 3(b) hereof is filed and declared effective by the Commission under the Act but shall thereafter cease to be effective or usable (except as specifically permitted herein) without being succeeded immediately by an additional Registration Statement filed and

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declared effective by the Commission under the Act (each such event referred to in clauses (i) through (iv) is referred to herein as a "Registration Default"), then the Company shall pay additional interest ("Additional Interest") on the affected Securities or New Securities that will accrue and be payable semiannually on such Securities or New Securities (in addition to the stated interest on such Securities or New Securities) from and including the date such Registration Default occurs to, but excluding, the date on which all Registration Defaults are cured (at which time the interest rate will be reduced to its initial rate). During the time that Additional Interest is accruing, the rate of Additional Interest shall be 0.25% per annum during the first 90-day period, and will increase by 0.25% per annum for each subsequent 90-day period during which any such Registration Default continues; provided, however, the rate of Additional Interest shall not exceed 1.00% per annum in the aggregate regardless of the number of Registration Defaults and that the Company shall not be required to pay Additional Interest with respect to more than one Registration Default at a time. In addition, a Holder shall not be entitled to receive any Additional Interest on its Securities if such Holder was, at the time of the consummation of the Registered Exchange Offer, eligible to participate therein but failed to tender such Securities for exchange in accordance with the terms of the Registered Exchange Offer. Additional Interest shall not accrue if the Company has filed the Exchange Offer Registration Statement with the Commission on or before the date on which such Registration Statement is required to be so filed pursuant to Section 2(a) but is unable to complete the Registered Exchange Offer because of a change in applicable law and the Company then proceeds to file the Shelf Registration Statement with the Commission on or before the date on which such Registration Statement is required to be filed pursuant to Section 3(b) and the Shelf Registration Statement is declared by the Commission under the Act on or before the date which such Registration Statement is required to be declared effective under the Act pursuant to Section 3(b). If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of Additional Interest that shall initially be in effect upon the occurrence of such subsequent Registration Default shall be 0.25% per annum during the first 90-day period following the occurrence of such Registration Default, regardless of the rate of Additional Interest in effect at the time of any prior Registration Default at the time of the cure of any such prior Registration Default. All Additional Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and shall be payable on the same semiannual dates as other interest is payable on the Securities.

                  (b) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 3(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under
Section 2(a) and Section 3(b) hereof.

                  5. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

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                  (a)      The Company shall:

                           (i) furnish to you, not less than five Business Days prior to the filing thereof with the Commission or such shorter period as may be reasonable in the circumstances, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing other than documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are deemed incorporated by reference in such Registration Statement or Prospectus) and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably propose;

                           (ii) include the substance of the information set forth in Annex A hereto in the forepart of such Prospectus in a section setting forth details of the Exchange Offer, in Annex B hereto in the underwriting or plan of distribution section of such Prospectus, and in Annex C hereto in the letter of transmittal used in connection with the Registered Exchange Offer;

                           (iii) if requested by an Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Registration Statement; and

                           (iv)     in the case of a Shelf Registration
         Statement, include the names of the Holders that propose to sell Securities pursuant to the Shelf Registration Statement as selling security holders.

                  (b)      The Company shall ensure that:

                           (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto comply in all material respects with the Act and the rules and regulations thereunder; and

                           (ii) any Registration Statement and any amendment thereto do not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (c) The Company shall advise you, the Holders of securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested in writing by you or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(vi) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

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                           (i)      when a Registration Statement and any
         amendment thereto have been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                           (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information, in each case after the Registration Statement has become effective;

                           (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                           (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose;

                           (v) of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; and

                           (vi) of the determination by the Company to suspend the availability of the Registration Statement or the use of the Prospectus for resales of securities covered thereby because (1) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets or other material corporate transaction or event, which notice need not state the reasons therefor.

                  (d) The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any state of the United States at the earliest possible time.

                  (e) The Company shall furnish to each Holder of securities covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, and, if the Holder so requests in writing, all material incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference therein).

                  (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Company consents, subject to the provisions hereof, to the use during the Shelf Registration Period of the Prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the securities covered by the

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Prospectus, or any amendment or supplement thereto, included in the Shelf
Registration Statement.

                  (g) The Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, and, if the Exchanging Dealer so requests in writing, all material incorporated by reference therein and all exhibits thereto (including exhibits incorporated by reference therein).

                  (h) The Company shall promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other Person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such Person may reasonably request. The Company consents, subject to the provisions hereof, to the use during the Exchange Offer Registration Period of the Prospectus or any amendment or supplement thereto by any Initial Purchaser, any Exchanging Dealer and any such other Person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the New Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

                  (i) Prior to the Registered Exchange Offer or any other offering of Securities or New Securities pursuant to any Registration Statement, the Company shall arrange, if necessary, for the qualification of the Securities or the New Securities for sale under the laws of such states of the United States as any Holder shall reasonably request and will maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to the imposition of any tax or to service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject.

                  (j) If any of the Securities or New Securities are not issued in global form, then the Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Securities or New Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

                  (k) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to initial purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchasers, the Holders of the securities covered by the Shelf Registration Statement and any known Exchanging Dealer in accordance with subsections (ii) through (vi) of
Section 5(c) above

(a "Suspension Notice") to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made or until the Company has delivered written notice to the Initial Purchasers, such Holders and such Exchanging Dealers that such Registration Statement is once again effective or available or that no supplement or amendment is required (the "Second Notice"), then the Initial Purchasers, such Holders and any such Exchanging Dealers shall suspend use of such Prospectus. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 and the Shelf Registration Statement provided for in Section 3(b) shall each be extended by the number of days from and including the date of the giving of a Suspension Notice to and including the date when the Initial Purchasers, such Holders and any known Exchanging Dealer shall have received such amended or supplemented Prospectus or Second Notice pursuant to this Section 5(k).

                  (l) Not later than the effective date of any Registration Statement, the Company shall obtain a CUSIP number for the New Securities.

                  (m) The Company shall comply in all material respects with all rules and regulations of the Commission applicable to the Registered Exchange Offer or the Shelf Registration Statement and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

                  (n) The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

                  (o) The Company may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Registration Statement. The Company may exclude from such Shelf Registration Statement the securities of any Holder that unreasonably fails to furnish such information within 20 day after receiving such request.

                  (p) In the case of any Shelf Registration Statement, the Company shall enter into such agreements as are customary (including underwriting agreements in customary form, if requested) and take all other appropriate actions as the Managing Underwriters, if any, or (in the absence of an underwritten offering) the Majority Holders may reasonably request in order to expedite or facilitate the registration or the disposition of the securities covered by such Shelf Registration Statement, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable to the underwriters and the Holders participating therein than those set forth in Section 7 (or such other provisions and procedures reasonably requested by the Managing Underwriters, if any, or the Majority Holders with respect to all parties to be indemnified pursuant to Section 7).

                  (q) In the case of any Shelf Registration Statement, the Company shall:

                           (i) make reasonably available for inspection by the Holders of securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent organizational documents and properties of the Company and its subsidiaries;

                           (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made pursuant to a subpoena or other order from a court of competent jurisdiction (provided that prior notice shall be provided as soon as practicable to the Company of the potential disclosure to permit the Company to obtain a protective order) or is otherwise required by law, or such information becomes available to the public generally (other than through the acts of such Holders or any such underwriter, attorney, accountant or agent) or through a third party without an accompanying obligation of confidentiality;

                           (iii) make such representations and warranties to the underwriters, if any, in form, substance and scope as are customarily made by the Company to underwriters in primary underwritten offerings of its nonconvertible debt securities (including the Securities) and covering matters including, but not limited to, those set forth in the Purchase Agreement;

                           (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to the underwriters, if any, covering such matters as are customarily covered in opinions requested in primary underwritten offerings of nonconvertible debt securities of the Company and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinions may be subject to customary qualifications and exceptions);

                           (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings of nonconvertible debt securities of the Company (including the Securities); and

                           (vi) deliver such documents and certificates as may be reasonably requested by the Managing Underwriters, if any, including those to evidence compliance with Section 5(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this Section shall be performed at each closing under any underwriting or similar agreement entered into in accordance with Section 8 hereof as and to the extent required thereunder.

                  (r) In the case of any Exchange Offer Registration Statement, the Company shall:

                           (i) make reasonably available for inspection by the Initial Purchasers, and one firm of attorneys and one firm of accountants retained by the Initial Purchasers, all relevant financial and other records, pertinent organizational documents and properties of the Company and their respective subsidiaries; and

                           (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Initial Purchasers or any such firm in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Initial Purchasers or any such firm, unless such disclosure is made pursuant to a subpoena or other order from a court of competent jurisdiction (provided that prior notice shall be provided as soon as practicable to the Company of the potential disclosure to permit the Company to obtain a protective order) or is otherwise required by law, or such information becomes available to the public generally (other than through the acts of an Initial Purchaser or any such firm) or through a third party without an accompanying obligation of confidentiality.

                  (s) If a Registered Exchange Offer is to be consummated upon delivery of the Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the New Securities, the Company shall mark, or cause to be marked, on the Securities so exchanged that such Securities are being canceled in exchange for the New Securities. In no event shall the Securities be marked paid or otherwise satisfied. Interest on each New Security will accrue from the latest interest payment date on which interest was paid on the Security exchanged for such New Security or, if no interest has been paid, from the Issue Date.

                  (t) The Company will use its reasonable best efforts, if the Securities were not previously rated, to cause the securities covered by a Registration Statement to be rated with at least one nationally recognized statistical rating agency, if so requested by Majority Holders with respect to the related Registration Statement or by any Managing Underwriters.

                  (u) In the event that any Broker-Dealer shall underwrite any Securities or New Securities covered by a Self Registration Statement or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules and the By-Laws of the National Association of Securities Dealers, Inc.) thereof, whether as a Holder of such securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall use its reasonable best efforts to assist such Broker-Dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by:

                           (i) if such Rules or By-Laws shall so require, engaging a "qualified independent underwriter" (as defined in such Rules) to participate in the preparation of the Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities;

                           (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 7 hereof; and

                           (iii)    providing such information to such
         Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of such Rules.

                  6. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 5 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or attorney designated by the Majority Holders to act as counsel for the Holders in connection therewith.

                  7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Holder of Securities or New Securities, as the case may be, covered by any Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in
Section 5(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each Person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances in which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Exchanging Dealer or other Holder from whom the Person asserting any such losses, claims, damages or liabilities purchased the securities concerned, to the extent that a prospectus relating to such securities was required to be delivered by such Holder under the Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such Person, at or prior to the written confirmation of the sale of such securities to such Person, a copy of the final Prospectus if the Company had previously furnished copies thereof to such Holder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  The Company also agrees to indemnify or contribute as provided in Section 7(d) to Losses of any underwriter of Securities or New Securities, as the case may be, registered under a Shelf Registration Statement, its directors, officers, employees or agents and each Person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 5(p) hereof.

                  (b) Each Holder of securities covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 5(h) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who signs such Registration Statement and each Person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under subsection (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsection (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if
(i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that it is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees, costs and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in subsection (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser or any subsequent Holder of any Security or New Security be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, or in the case of a New Security, applicable to the Security that was exchangeable for such New Security, as set forth on the cover page of the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, each applicable indemnifying party and indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as determined from the Purchase Agreement. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as determined from the Purchase Agreement, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or New Securities, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable consideration appropriate under the circumstances. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this subsection (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each Person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each Person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this subsection (d).

                  (e) The provisions of this Section 7 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling Persons referred to in this Section 7, and will survive the sale by a Holder of securities covered by a Registration Statement.

                  8. Underwritten Registrations. (a) If any of the Securities or New Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders; provided, however, such Managing Underwriters shall be reasonably acceptable to the Company.

                  (b) No Person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such Person (i) agrees to sell such Person's Securities or New Securities, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                  (c) Notwithstanding anything to the contrary herein, the Company shall not be required to effect, or enter into any agreement with respect to, any underwritten offering of less than $100,000,000 aggregate principal amount of securities; provided, however, that the limitations of this
Section 8(c) shall not apply, following the consummation of the Registered Exchange Offer, to any securities registered for sale for the account of any Initial Purchaser pursuant to a Shelf Registration.

                  9. No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

                  10. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of a majority of the aggregate principal amount of all Securities and New Securities then outstanding and affected thereby; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or New Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities or New Securities, as the case may be, being sold rather than registered under such Registration Statement. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder, by written agreement signed by the Company and the Initial Purchasers, to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of the Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company and the Initial Purchasers to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable laws and regulations (including any interpretation of the Staff) or any changes therein and (iii) to the extent any provision of this Agreement relates to an Initial Purchaser, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by such Initial Purchaser and the Company.

                  11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, electronic mail or air courier guaranteeing overnight delivery:

                  (a) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Citigroup Global Markets Inc. at the address indicated in Section 12 of the Purchase Agreement;

                  (b) if to you, initially in care of Citigroup Global Markets Inc. at the address set forth on the first page of this Agreement; and

                  (c) if to the Company, initially at the address set forth in the Purchase Agreement.

                  All such notices and communications shall be deemed to have been duly given when received.

                  The Initial Purchasers or the Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

                  12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company, subsequent Holders of Securities and New Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Securities and New Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

                  13. Counterparts. This agreement may be in signed counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  14. Headings. The headings used herein are for convenience only and shall not affect the construction hereof.

                  15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

                  16. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  17. Securities Held by the Company, Etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or New Securities is required hereunder, Securities or New Securities, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Securities or New Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or New Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                            [Signature pages follow.]

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a building agreement among the Company and the several Initial Purchasers.

                                       Very truly yours,

                                       PRIDE INTERNATIONAL INC.

                                       By:   /s/ Steven D. Oldham
                                          -------------------------------------
                                          Steven D. Oldham
                                          Vice President - Treasury and
                                          Investor Relations

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.
BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.
NATEXIS BLEICHROEDER INC.
BNP PARIBAS SECURITIES CORP.
CALYON SECURITIES (USA) INC.
As Representatives of the Initial Purchasers

By: CITIGROUP GLOBAL MARKETS INC.

By:   /s/ Stephen P. Cunningham
   --------------------------------------
   Stephen P. Cunningham
   Managing Director

                                   SCHEDULE I

                              (Initial Purchasers)

Citigroup Global Markets Inc.

Banc of America Securities LLC

Deutsche Bank Securities Inc.

Natexis Bleichroeder Inc.

BNP Paribas Securities Corp.

Calyon Securities (USA) Inc.

                                   Schedule I

                                                                         ANNEX A

                  Each Broker-Dealer that receives New Securities for its own account in exchange for Securities, where such Securities were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. See "Plan of Distribution."

                                     Annex A

                                                                         ANNEX B

                              PLAN OF DISTRIBUTION

                  Each Broker-Dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of New Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale.

                  The Company will not receive any proceeds from any sale of New Securities by Broker-Dealers. New Securities received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such New Securities. Any Broker-Dealer that resells New Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an "underwriter" within the meaning of the Act and any profit of any such resale of New Securities and any commissions or concessions received by any such Persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act.

                  For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all reasonable expenses incident to the Exchange Offer (including the reasonable expenses of one counsel for the holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Securities (including any Broker-Dealers) against certain liabilities, including liabilities under the Act.

                  If applicable, add information required by Regulation S-K Items 507 and/or 508.

                                     Annex B

                                                                         ANNEX C

                  If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the New Securities in the ordinary course of its business, it is not engaged in, and does not intend to engage in, the distribution of New Securities within the meaning of the Act and it has no arrangements or understandings with any Person to participate in a distribution of the Securities or the New Securities within the meaning of the Act. If the undersigned is a Broker-Dealer, the undersigned represents that it will receive New Securities for its own account in exchange for Securities, and that the Securities to be exchanged for New Securities were acquired by it as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus in connection with any resale of such New Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Act.

                                     Annex C